CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Consumers Bancorp, Inc. on Amendment No. 3 to Form S-1 of our report dated September 21, 2012 on the consolidated financial statements of Consumers Bancorp, Inc. appearing in the June 30, 2012 Form 10-K of Consumers Bancorp, Inc., and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio

May 14, 2013